Exhibit 10.1

SIXTH AMENDMENT TO
THIRD AMENDED AND RESTATED CREDIT AGREEMENT

THIS SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is entered into as of May 11, 2023, by and among NRP (OPERATING) LLC, a Delaware limited liability company (the “Borrower”), the Lenders party hereto (as defined below), and ZIONS BANCORPORATION, N.A. dba AMEGY BANK, a national banking association (“Amegy”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders, as Swingline Lender, and as an Issuing Bank.

Preliminary Statement

WHEREAS, the Borrower is party to that certain Third Amended and Restated Credit Agreement dated as of June 16, 2015 (as amended by the First Amendment to Third Amended and Restated Credit Agreement dated as of June 3, 2016, the Second Amendment to Third Amended and Restated Credit Agreement dated as of March 2, 2017, the Third Amendment to Third Amended and Restated Credit Agreement dated as of January 18, 2019, the Fourth Amendment to Third Amended and Restated Credit Agreement dated as of April 3, 2019, the Master Assignment Agreement and Fifth Amendment to Third Amended and Restated Credit Agreement dated as of August 9, 2022 (the “Fifth Amendment”), and as further amended, restated, supplemented, or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the lenders party thereto (collectively, the “Lenders” and each individually, a “Lender”), and the Administrative Agent;

WHEREAS, Gulf Capital Bank (the “Additional Lender”) has, contemporaneously herewith, become a Lender under the Credit Agreement by entering into a New Lender Agreement executed by and among the Borrower, the Administrative Agent, and such Additional Lender;

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders party hereto amend the Credit Agreement, and the Administrative Agent and the Lenders have agreed to do so, in each case on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows (all capitalized terms used herein and not otherwise defined shall have the meanings as defined in the Credit Agreement):

Section 1.    Amendments to Credit Agreement. Effective as of the Effective Date, the Credit Agreement is hereby amended as follows:

(a)    Section 1.1 (Definitions) of the Credit Agreement is hereby amended to delete the definition of “Commitment” in its entirety and to replace it with the following:

““Commitment” means, with respect to each Lender, the commitment of such Lender to make Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.07, (b) increased from time to time pursuant to Section 2.18, and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04 and “Commitments” means the aggregate amount of the Commitments of all the Lenders. Each Lender’s Commitment as of the Sixth Amendment Closing Date is set forth on Schedule 2.01, or in the Assignment and Assumption or Commitment Increase Agreement pursuant to which such Lender shall have assumed or incurred its Commitment, as applicable. The aggregate amount of the Lenders’ Commitments as of the Sixth Amendment Closing Date is $155,000,000.”

(b)    Section 1.1 (Definitions) of the Credit Agreement is hereby amended to add the following new definition in the appropriate alphabetical order:

““Sixth Amendment Closing Date” means May 11, 2023.”

(c)    Section 2.18(a) (Increase of Commitments) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(a)         So long as, after giving pro forma effect to any such increase, (x) no Default or Event of Default has occurred and is continuing on the date thereof and (y) the Borrower is in compliance with the covenants set forth in Sections 6.16 and Section 6.17  (assuming for purposes of this Section 2.18(a) that the Commitments, including any proposed increase in Commitments, are fully drawn) (as evidenced by a certificate of a Financial Officer delivered to the Administrative Agent on the date the Borrower submits a Commitment Increase Notice), the Borrower may at any time and from time to time request an increase of the aggregate Commitments by notice under Section 2.18(a) or (b) to the Administrative Agent in writing of the amount of such proposed increase (such notice, a “Commitment Increase Notice”); provided, however, that (i) each such increase shall be at least $10,000,000, (ii) the cumulative increase in Commitments pursuant to this Section 2.18 on or after the Sixth Amendment Closing Date shall not exceed $45,000,000, (iii) the Commitment of any Lender may not be increased without such Lender’s consent, and (iv) the aggregate amount of the Lenders’ Commitments shall not exceed $200,000,000, in each case with respect to clauses (i), (ii) and (iv) above, without the approval of the Required Lenders. If the Borrower elects to increase the aggregate Commitments by increasing the Commitment of a Lender, the Borrower, the Administrative Agent and such Lender shall execute an agreement (a “Commitment Increase Agreement”), in substantially the form attached hereto as Exhibit B, whereupon such Lender shall be bound by and entitled to the benefits of this Agreement with respect to the full amount of its Commitment as so increased, and the definition of “Commitment” in Section 1.01 and Schedule 2.01 hereof shall be deemed to be amended to reflect such increase. No Lender shall have any obligation whatsoever to agree to increase its Commitment. Each Commitment Increase Agreement shall be irrevocable and shall be effective upon notice thereof by the Administrative Agent at the same time as that of all other increasing Lenders.”

(d)    Section 6.06(d) (Restricted Payments) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(d) Restricted Payments used to redeem or repurchase any Parent Notes, Preferred Stock, or warrants in respect of common units, provided that, (i) the Borrower has delivered to the Administrative Agent a certificate in accordance with Section 5.01(f)(i) with respect to the intended use of the proceeds of such Restricted Payment, and (ii) at the time of and immediately after giving pro forma effect to any such Restricted Payment described in this clause (d) (and any Borrowings incurred in connection therewith), (A) no Default or Event of Default has occurred and is continuing or would result therefrom, (B) Liquidity is not less than an amount equal to 20% of the Commitments then in effect and (C) the Leverage Ratio for the most recently ended period of four consecutive fiscal quarters for which the Financial Statement Delivery Date has occurred and with respect to which the Borrower has delivered to the Administrative Agent a Compliance Certificate in accordance with Section 5.01(c), is less than 2.00 to 1.00, and”

(e)    Schedule 2.01 to the Credit Agreement is hereby replaced in its entirety with Schedule 2.01 attached hereto. All other Schedules and Exhibits to the Credit Agreement are incorporated herein by reference. For the avoidance of doubt, there are no amendments to any other Schedules and Exhibits to the Credit Agreement as of the Effective Date except as expressly stated in this Section 1.

Section 2.   Representations  True; No Default. On the Effective Date, the Borrower represents and warrants that:

(a)    this Amendment has been duly authorized, executed and delivered on its behalf; the Credit Agreement, as amended by this Amendment, together with the other Loan Documents to which Borrower is a party, constitute valid and legally binding agreements of Borrower enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law;

(b)    the representations and warranties of Borrower contained in Article III of the Credit Agreement, as amended by this Amendment, are true and correct in all material respects (or, if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the Effective Date as though made on and as of the Effective Date, except to the extent that any such representation or warranty is expressly stated to relate to an earlier date in which case such representation and warranty will be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date; and

(c)    after giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

Section 3.    Expenses. To the extent invoiced reasonably in advance of the Effective Date, the Borrower shall pay to the Administrative Agent all reasonable out-of-pocket expenses incurred in connection with the execution of this Amendment and any amounts outstanding pursuant to Section 9.03 of the Credit Agreement, including the reasonable fees, charges and disbursements of Porter Hedges LLP, counsel for the Administrative Agent.

Section 4.    Effectiveness. This Amendment shall become effective on the first date (the “Effective Date”) on which each of the following conditions is satisfied:

(a)    The Administrative Agent shall have received:

(i)    this Amendment executed by the Borrower, the Guarantors, the Administrative Agent, each Issuing Bank, the Swingline Lender, and the Lenders;

(ii)    a promissory note payable to the Additional Lender (if requested by the Additional Lender at least one (1) Business Day prior to the date hereof), duly and validly executed and delivered by a duly authorized officer of the Borrower;

(iii)    a New Lender Agreement executed by the Borrower, the Administrative Agent and the Additional Lender;

(iv)    the Fee Letter dated as of the date hereof (the “Sixth Amendment Fee Letter”), executed by the Borrower and Administrative Agent;

(v)    an officer’s certificate of each Loan Party, certifying as to incumbency of officers, specimen signatures, true and correct copies of its organizational documents (or that there have been no changes thereto since the date of the officer’s certificate delivered to the Administrative Agent in connection with the Fifth Amendment), and resolutions adopted by such Loan Party’s board of directors or other applicable governing body authorizing and approving such Loan Party’s execution of this Amendment and the other documents and instruments executed and delivered in connection herewith, and the consummation of the transactions contemplated hereby;

(vi)    certificates of good standing, existence, or their equivalent with respect to each Loan Party, certified as of a recent date by the appropriate Governmental Authority of the state of its organization and, to the extent requested by Agent, each other state in which it is qualified to do business; and

(vii)    appropriate lien searches, including UCC searches, in each Loan Party’s jurisdiction of organization and any other jurisdiction reasonably requested by the Administrative Agent, reflecting no Liens encumbering the assets of the Loan Parties other than Permitted Liens.

(b)    Each of the representations and warranties made by the Borrower and each Guarantor in or pursuant to the Loan Documents, as amended by this Amendment, shall be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of the Effective Date, except to the extent that any such representation or warranty is expressly stated to relate to an earlier date in which case such representation and warranty will be true and correct in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date.

(c)    After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing.

(d)    The Borrower shall have paid, and the Administrative Agent shall have received (for itself and for the account of the Lenders, as applicable), the fees required to be paid on the Effective Date pursuant to the Sixth Amendment Fee Letter.

(e)    The Administrative Agent shall have received the customary favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Vinson & Elkins LLP, New York counsel for the Loan Parties, relating to the Loan Parties, this Amendment and any other matters as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinion.

(f)    All fees and expenses due to the Administrative Agent and the Lenders (including pursuant to Section 3 of this Amendment) shall have been received.

The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date upon the satisfaction or waiver of all of the foregoing conditions, and such notice will be conclusive and binding.

Section 5.    Waivers Generally. Except as expressly waived herein, all covenants, obligations and agreements of each Loan Party contained in the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their terms. Without limitation of the foregoing, the Waivers are hereby granted to the extent and only to the extent specifically stated herein and for no other purpose and shall not be deemed to (a) be a consent or agreement to, or waiver or modification of, or amendment to, any other term or condition of the Credit Agreement, any other Loan Document or any of the documents referred to therein, (b) except as expressly set forth herein, prejudice any right or rights which the Administrative Agent or the Lenders may now have or may have in the future under or in connection with the Credit Agreement, any other Loan Document or any of the documents referred to therein, or (c) constitute any course of dealing or other basis for altering any obligation of the Borrower or any other Loan Party or any right, privilege or remedy of the Administrative Agent or the Lenders under the Credit Agreement, the other Loan Documents, or any other contract or instrument. Granting the Waivers set forth herein does not and should not be construed to be an assurance or promise that consents or waivers will be granted in the future, whether for the matters herein stated or on other unrelated matters.

Section 6.    Reaffirmation. The Borrower hereby confirms and agrees that, notwithstanding the effectiveness of this Amendment, each Loan Document to which the Borrower is a party to, and the obligations of the Borrower contained in the Credit Agreement, this Amendment or in any other Loan Document to which it is a party are, and shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects, in each case as amended by this Amendment. For greater certainty and without limiting the foregoing, the Borrower hereby confirms the existing security interests granted by the Borrower in favor of the Collateral Agent for the benefit of the Secured Parties pursuant to the Loan Documents in the Collateral described therein shall continue to secure the Obligations of the Loan Parties under the Credit Agreement and the other Loan Documents as and to the extent provided in the Loan Documents.

Section 7.    Miscellaneous Provisions.

(a)    From and after the Effective Date, the Credit Agreement will be deemed to be amended and modified as herein provided, and except as so amended and modified the Credit Agreement will continue in full force and effect. This Amendment shall constitute a Loan Document for all purposes under the Credit Agreement and each of the other Loan Documents.

(b)    The Credit Agreement and this Amendment will be read and construed as one and the same instrument.

(c)    Any reference in any of the Loan Documents to the Credit Agreement will be a reference to the Credit Agreement as amended by this Amendment.

(d)    This Amendment will be construed in accordance with and governed by the laws of the State of New York and of the United States of America.

(e)    This Amendment may be signed in any number of counterparts and by different parties in separate counterparts and may transmitted and executed by facsimile, portable document format (PDF), and other electronic means, each of which will be deemed an original but all of which together will constitute one and the same instrument.

(f)    The headings herein will be accorded no significance in interpreting this Amendment.

Section 8.    Binding Effect. This Amendment is binding upon and will inure to the benefit of the parties hereto and their respective successors and assigns, except that neither the Borrower nor any Lender will not have the right to assign its rights hereunder or any interest herein except in accordance with the terms of the Credit Agreement.

Section 9.    Final Agreement of the Parties. This Amendment may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements with respect to the matters covered by this Amendment. There are no unwritten oral agreements between the parties hereto with respect to the matters covered by this Amendment.

[Signatures appear on the following pages.]

IN WITNESS WHEREOF, the following parties have caused this Amendment to be executed by their respective duly authorized officers as of the date first written above.

BORROWER:

NRP (OPERATING) LLC,

a Delaware limited liability company

By: /s/ Christopher J. Zolas

Christopher J. Zolas

Chief Financial Officer and Treasurer

Signature Page to
Sixth Amendment to Third Amended and Restated Credit Agreement

ADMINISTRATIVE AGENT:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

as Administrative Agent

By: /s/ John N. Moffitt

John N. Moffitt

Senior Vice President

LENDERS:

ZIONS BANCORPORATION, N.A. dba AMEGY BANK,

as an Issuing Bank, as Swingline Lender, and as a Lender

By: /s/ John N. Moffitt

John N. Moffitt

Senior Vice President

Signature Page to
Sixth Amendment to Third Amended and Restated Credit Agreement

CADENCE BANK,

as a Lender

By: /s/ Eric Broussard

Name: Eric Broussard

Title: Executive Vice President

Signature Page to
Sixth Amendment to Third Amended and Restated Credit Agreement

FROST BANK,

as a Lender

By: /s/ Lane Dodds

Name: Lane Dodds

Title: Executive Vice President

Signature Page to
Sixth Amendment to Third Amended and Restated Credit Agreement

PROSPERITY BANK,

as a Lender

By: /s/ Chase Zalman

Name: Chase Zalman

Title: Regional President

Signature Page to
Sixth Amendment to Third Amended and Restated Credit Agreement

THE FIRST BANK AND TRUST COMPANY,

as a Lender

By: /s/ Hugh Ferguson

Name: Hugh Ferguson

Title: Senior Vice President

Signature Page to
Sixth Amendment to Third Amended and Restated Credit Agreement

GULF CAPITAL BANK,

as a Lender

By: /s/ Kristen Mclean

Name: Kristen Mclean

Title: Senior Relationship Manager

Signature Page to
Sixth Amendment to Third Amended and Restated Credit Agreement

ACKNOWLEDGMENT OF GUARANTORS

TO

SIXTH AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT

Each of the undersigned Guarantors hereby confirms that each Loan Document (as the same may be amended or amended and restated, as the case may be, pursuant to and in connection with this Amendment) to which it is a party or otherwise bound remains in full force and effect and will continue to secure, to the fullest extent possible, the payment and performance of all Obligations, including without limitation the payment and performance of all Loans now or hereafter existing under or in respect of the Credit Agreement and the other Loan Documents. The Guarantors specifically reaffirm and extend their obligations under each of their applicable Guaranty Agreements to cover all Obligations evidenced by the Credit Agreement as same has been created, amended and/or restated by or in connection with this Amendment) and its grant of security interests pursuant to the Security Agreement and the other Collateral Documents are reaffirmed and remain in full force and effect after giving effect to this Amendment. The Guaranty Agreements and all the terms thereof shall remain in full force and effect and the Guarantors hereby acknowledge and agree that same are valid and existing and that each of the Guarantors’ obligations thereunder shall not be impaired or limited by the execution or effectiveness of this Amendment. Each Guarantor hereby represents and warrants that all representations and warranties contained in this Amendment and the other Loan Documents to which it is a party or otherwise bound, as amended hereby, are true, correct and complete in all material respects on and as of the Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case they were true, correct and complete in all material respects (or if qualified by “material,” “material adverse effect” or similar language, in all respects) on and as of such earlier date. Administrative Agent and the Lenders hereby preserve all of their rights against each Guarantor under its applicable Guaranty Agreement and the other Loan Documents to which each applicable Guarantor is a party.

Each Guarantor acknowledges and agrees that (i) notwithstanding the conditions to the effectiveness set forth in this Amendment, such Guarantor is not required by the terms of the Credit Agreement, this Amendment or any other Loan Document to consent to the amendments of the Credit Agreement effected pursuant to this Amendment; and (ii) nothing in the Credit Agreement, this Amendment or any other Loan Document shall be deemed to require the consent of such Guarantor to any future amendments to the Credit Agreement.

[Signatures appear on the following page.]

ACIN LLC

GATLING MINERAL, LLC

HOD LLC

INDEPENDENCE LAND COMPANY, LLC

RIVERVISTA MINING, LLC

SHEPARD BOONE COAL COMPANY LLC

WBRD LLC

WILLIAMSON TRANSPORT LLC

WPP LLC

NRP TRONA LLC,

as Guarantors

By:         NRP (Operating) LLC, as sole member of each of the above named Guarantors

By: /s/ Christopher J. Zolas

Christopher J. Zolas

Chief Financial Officer and Treasurer

Signature Page to Acknowledgement of Guarantors
(Sixth Amendment to Third Amended and Restated Credit Agreement)

SCHEDULE 2.01

Lender	Commitment	Applicable Percentage
Zions Bancorporation, N.A. dba Amegy Bank	$40,000,000.00	25.8064516129%
Cadence Bank	$40,000,000.00	25.8064516129%
Prosperity Bank	$27,500,000.00	17.7419354839%
Frost Bank	$25,000,000.00	16.1290322581%
The First Bank and Trust Company	$12,500,000.00	8.0645161290%
Gulf Capital Bank	$10,000,000.00	6.4516129032%

Total	$155,000,000.00	100.0000000000%